Exhibit 99.1

NEWS RELEASE

Media Contact:	Linda Pazin
Sempra Energy
(877) 340-8875
media@sempra.com

Financial Contact:	Adam Pierce
Sempra Energy
(877) 736-7727
investor@sempra.com

SEMPRA ENERGY REPORTS
FIRST-QUARTER 2020 EARNINGS RESULTS

•Providing Safe and Essential Services Through COVID-19 Pandemic
•Delivering on Strategic Focus, Business Resiliency and Operating Discipline to Drive Strong Results and Outlook
•Maintaining Strong Liquidity Position

SAN DIEGO, May 4, 2020 – Sempra Energy (NYSE:SRE) today reported first-quarter 2020 earnings of $760 million, or $2.53 per diluted share, compared to first-quarter 2019 earnings of $441 million, or $1.59 per diluted share. On an adjusted basis, the company’s first-quarter 2020 earnings were $932 million, or $3.08 per diluted share, compared to $534 million, or $1.92 per diluted share, in the first quarter of 2019.
“In the midst of a global pandemic, we are reminded that our employees face health risks in their daily lives and unique challenges in performing their jobs. That is why our first priority has been, and continues to be, the safety of our employees, customers and communities,” said Jeffrey W. Martin, chairman and CEO of Sempra Energy. “We remain focused on advancing our strategic priorities and committed to delivering safe and reliable energy to over 35 million consumers, including the many hospitals and primary care facilities across our communities.”
“Our strong financial results this quarter reflect the focused execution of our strategic plan,” added Martin. “We plan to continue to strengthen our balance sheet and maintain solid liquidity across our companies, while pursuing our disciplined growth plan.”

The reported financial results reflect certain significant items, as described on an after-tax basis in the following table of GAAP earnings reconciled to adjusted earnings for the first quarter of 2020 and 2019.

	Three months ended March 31,
(Dollars, except EPS, and shares, in millions)	2020	2019
	(Unaudited)
GAAP Earnings	$760	$441
Impacts Associated with Aliso Canyon Litigation	72	—
Losses from Investment in RBS Sempra Commodities LLP	100	—
Tax Impacts from Expected Sale of South American Businesses	—	93
Adjusted Earnings(1)	$932	$534

GAAP Diluted Weighted-Average Common Shares Outstanding	314	277
GAAP Earnings Per Diluted Common Share(2)	$2.53	$1.59

Adjusted Diluted Weighted-Average Common Shares Outstanding(1),(3)	314	291
Adjusted Earnings Per Diluted Common Share(1),(2),(3)	$3.08	$1.92

1) Represents a non-GAAP financial measure. See Table A for information regarding non-GAAP financial measures.
2) To calculate Q1-2020 GAAP earnings per common share (EPS) and Adjusted EPS, preferred stock dividends of $36 million are added back to GAAP Earnings and Adjusted Earnings because of the dilutive effect of the company’s Series A and Series B mandatory convertible preferred stock in the quarter.
3) To calculate Q1-2019 Adjusted EPS, preferred stock dividends of $26 million are added back to Adjusted Earnings and approximately 14 million shares are included in Adjusted Diluted Weighted-Average Common Shares Outstanding because of the dilutive effect of the company’s Series A mandatory convertible preferred stock in the quarter.

Responding to COVID-19
As part of its commitment to deliver energy with purpose, Sempra Energy is dedicated to the safety and well-being of its employees, customers, partners and communities. The company has activated an enterprise-wide Task Force designed to respond to the impacts of the global pandemic and identify and mitigate risks across the Sempra Energy family of companies. Sempra Energy’s operating companies are providing critical energy services to hospitals, healthcare facilities, first responders and others on the frontline of the crisis.

The Sempra Energy family of companies has donated approximately $8 million to COVID-19 relief efforts in areas where they operate, including California, Texas, Louisiana, Mexico and South America. This includes a $1.75 million Nonprofit Hardship Fund created by the Sempra Energy Foundation to help small to medium-sized nonprofits serve critical needs related to COVID-19.

Strengthening Balance Sheet and Liquidity Position with Peru Sale
Last month, Sempra Energy announced the completion of the sale of its Peruvian businesses, including its 83.6% interest in Luz del Sur S.A.A., to an affiliate of China Yangtze Power International (Hongkong) Co., Limited, generating approximately $3.6 billion in total cash proceeds, subject to post-closing adjustments. Sempra Energy continues to advance the sale of its Chilean assets, including its 100% interest in Chilquinta Energía S.A., to China State Grid International Development Limited for $2.23 billion in total cash proceeds, subject to adjustments and satisfaction of closing conditions.

The completion of these transactions will conclude Sempra Energy’s planned sale of its South American businesses. Proceeds from the sales will be used to further strengthen the company’s balance sheet and help fund the company’s record capital plan.

Providing Essential Services at U.S. Utility Infrastructure Businesses
Sempra Energy’s U.S. utility infrastructure businesses continue to deliver safe and reliable service to their customers. In March 2020, the Federal Energy Regulatory Commission approved the cost of capital settlement terms that SDG&E and all settling parties reached in October 2019. The settlement agreement provides for a return on equity (ROE) of 10.6%, consisting of a base ROE of 10.1% plus an additional 50 basis points for participation in the California Independent System Operator service area. Additionally, SDG&E and SoCalGas filed a joint petition for modification in April 2020 to revise their 2019 General Rate Case (GRC) to add two additional attrition years, resulting in a transitional five-year GRC period from 2019 to 2023.
Oncor Electric Delivery Company LLC (Oncor) continues to execute on its five-year capital plan of approximately $11.9 billion. Approximately 90% of projects in Oncor’s transmission budget through 2021 do not need further approvals before commencing construction. These projects are designed to support growth, as well as strengthen and expand the grid in Oncor's service territory.

Advancing Energy Infrastructure Projects
Sempra Energy recently announced that Cameron LNG has reached the final commissioning stage for Phase 1 of the liquefaction-export project in Hackberry, Louisiana, as the third of three liquefaction trains for Phase 1 has achieved mechanical completion, introduced feed gas and initiated the start-up process. This achievement keeps the project on track to produce liquefied natural gas (LNG) from the third and final train in the second quarter of 2020 and begin commercial operations in the third quarter of 2020. Cameron LNG achieved commercial operations of Train 1 and Train 2 under its tolling agreements in August 2019 and February 2020, respectively.
Sempra Energy's share of full-year run-rate earnings from the Phase 1 project is anticipated to be between $400 million and $450 million annually starting in 2021 when all three trains are in commercial operations under Cameron LNG's tolling agreements. Sempra Energy indirectly owns 50.2% of Cameron LNG. Cameron LNG is jointly owned by affiliates of Sempra LNG, TOTAL S.A., Mitsui & Co., Ltd., and Japan LNG Investment, LLC, a company jointly owned by Mitsubishi Corporation and Nippon Yusen Kabushiki Kaisha.
In March, Port Arthur LNG, LLC and Bechtel Oil, Gas, and Chemicals, Inc. signed a fixed-price EPC contract for the Port Arthur LNG liquefaction project under development in Jefferson County, Texas. Given current market dynamics, a final investment decision is now expected for the project in 2021.
Infraestructura Energética Nova, S.A.B. de C.V. (IEnova) continues to develop infrastructure projects that provide consumers in Mexico access to cleaner, more reliable energy. IEnova is actively monitoring the current situation but as a result of the current pandemic, it is reasonable to expect that some of the construction capital will be deferred from 2020 to 2021.

Earnings Guidance
Sempra Energy's updated full-year 2020 GAAP EPS guidance range is $11.88 to $13.02. The updated range reflects a revision to the estimated gain on the sale of the company's South American businesses and litigation-related charges at SoCalGas and the company’s prior investment in RBS Sempra Commodities LLP. Today, the company is reaffirming its full-year 2020 adjusted EPS guidance range of $6.70 to $7.50, and is reaffirming its full-year 2021 EPS guidance range of $7.50 to $8.10.

Non-GAAP Financial Measures
Non-GAAP financial measures include Sempra Energy’s adjusted earnings and adjusted EPS for the first quarters of 2020 and 2019, adjusted diluted weighted-average common shares outstanding for the first quarter of 2019, and full-year 2020 adjusted EPS guidance. See Table A for additional information regarding these non-GAAP financial measures.

Internet Broadcast
Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 12 p.m. ET with senior management of the company. Access is available by logging onto the website at www.sempra.com. For those unable to log onto the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering passcode 8909332.

About Sempra Energy
Sempra Energy's mission is to be North America's premier energy infrastructure company. With more than $60 billion in total assets in 2019, the San Diego-based company is the utility holding company with the largest U.S. customer base. The Sempra Energy companies' more than 18,000 employees deliver energy with purpose to over 35 million consumers worldwide. The company is focused on the most attractive markets in North America, including California, Texas, Mexico and the LNG export market. Sempra Energy has been consistently recognized for its leadership in diversity and inclusion, and sustainability, and is a member of the S&P 500 Utilities Index and the Dow Jones Utility Index. The company was also named one of the "World's Most Admired Companies" for 2020 by Fortune Magazine.

###

This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future, involve risks and uncertainties, and are not guarantees of performance. Future results may differ materially from those expressed in the forward- looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

In this press release, forward-looking statements can be identified by words such as "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," "should," "could," "would," "will," "confident," "may," "can," "potential," "possible," "proposed," "target," "pursue," "outlook," "maintain," or similar expressions, or when we discuss our guidance, strategy, goals, vision, mission, opportunities, projections or intentions.

Factors, among others, that could cause our actual results and future actions to differ materially from those described in any forward-looking statements include risks and uncertainties relating to: California wildfires and the risk that we may be found liable for damages regardless of fault and the risk that we may not be able to recover any such costs from insurance, the wildfire fund established by California Assembly Bill 1054 or in rates from customers; decisions, investigations, regulations, issuances of permits and other authorizations, renewal of franchises, and other actions by the Comisión Federal de Electricidad, California Public Utilities Commission, U.S. Department of Energy, Public Utility Commission of Texas, regulatory and governmental bodies and jurisdictions in the U.S. and other countries in which we operate; the success of business development efforts, construction projects and major acquisitions and divestitures, including risks in (i) the ability to make a final investment decision and completing construction projects on schedule and budget, (ii) obtaining the consent of partners, (iii) counterparties' financial or other ability to fulfill contractual commitments, (iv) the ability to complete contemplated acquisitions and/or divestitures, and (v) the ability to realize anticipated benefits from any of these efforts once completed; the impact of the COVID-19 pandemic on our (i) ability to commence and complete capital and other projects and obtain regulatory approvals, (ii) supply chain and current and prospective counterparties, contractors, customers, employees and partners, (iii) liquidity, resulting from bill payment challenges experienced by our customers, decreased stability and accessibility of the capital markets and other factors, and (iv) ability to sustain operations and satisfy compliance requirements due to social distancing measures or if employee absenteeism were to increase significantly; the resolution of civil and criminal litigation, regulatory investigations and proceedings, and arbitrations; actions by credit rating agencies to downgrade our credit ratings or to place those ratings on negative outlook and our ability to borrow at favorable interest rates; moves to reduce or eliminate reliance on natural gas and the impact of the extreme volatility and unprecedented decline of oil prices on our businesses and development projects; weather, natural disasters, accidents, equipment failures, computer system outages and other events that disrupt our operations, damage our facilities and systems, cause the release of harmful materials, cause fires and subject us to liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits), may be disputed by insurers or may otherwise not be recoverable through regulatory mechanisms or may impact our ability to obtain satisfactory levels of affordable insurance; the availability of electric power and natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid, limitations on the withdrawal or injection of natural gas from or into storage facilities, and equipment failures; cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses, and the confidentiality of our proprietary information and the personal information of our customers and employees; expropriation of assets, the failure of foreign governments and state-owned entities to honor the terms of contracts, and property disputes; the impact at San Diego Gas & Electric Company (SDG&E) on competitive customer rates and reliability due to the growth in distributed power generation and from departing retail load resulting from customers transferring to Direct Access, Community Choice Aggregation or other forms of distributed power generation and the risk of nonrecovery for stranded assets and contractual obligations; Oncor Electric Delivery Company LLC's (Oncor) ability to eliminate or reduce its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director; volatility in foreign currency exchange, interest and inflation rates and commodity prices and our ability to effectively hedge the risk of such volatility; changes in trade policies, laws and regulations, including tariffs and revisions to or replacement of international trade agreements, such as the North American Free Trade Agreement, that may increase our costs or impair our ability to resolve trade disputes; the impact of changes to federal and state tax laws and our ability to mitigate adverse impacts; and other uncertainties, some of which may be difficult to predict and are beyond our control.

These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the U.S. Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC's website, www.sec.gov, and on the company's website, www.sempra.com. Investors should not rely unduly on any forward-looking statements.

Sempra South American Utilities, Sempra North American Infrastructure, Sempra LNG, Sempra Mexico, Sempra Texas Utilities, Oncor and Infraestructura Energética Nova, S.A.B. de C.V. (IEnova) are not the same companies as the California utilities, SDG&E or Southern California Gas Company, and Sempra South American Utilities, Sempra North American Infrastructure, Sempra LNG, Sempra Mexico, Sempra Texas Utilities, Oncor and IEnova are not regulated by the California Public Utilities Commission.

SEMPRA ENERGY
Table A

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
(Dollars in millions, except per share amounts; shares in thousands)	2020	2019
	(unaudited)
REVENUES
Utilities	$2,665	$2,515
Energy-related businesses	364	383
Total revenues	3,029	2,898

EXPENSES AND OTHER INCOME
Utilities:
Cost of natural gas	(337)	(531)
Cost of electric fuel and purchased power	(229)	(256)
Energy-related businesses cost of sales	(59)	(108)
Operation and maintenance	(951)	(832)
Depreciation and amortization	(412)	(383)
Franchise fees and other taxes	(137)	(130)
Other (expense) income, net	(254)	82
Interest income	27	21
Interest expense	(280)	(260)
Income from continuing operations before income taxes and equity earnings	397	501
Income tax benefit (expense)	207	(42)
Equity earnings	263	101
Income from continuing operations, net of income tax	867	560
Income (loss) from discontinued operations, net of income tax	80	(42)
Net income	947	518
Earnings attributable to noncontrolling interests	(151)	(41)
Mandatory convertible preferred stock dividends	(36)	(36)
Earnings attributable to common shares	$760	$441

Basic earnings per common share (EPS):
Earnings	$2.60	$1.60
Weighted-average common shares outstanding	292,790	274,674

Diluted EPS:
Earnings	$2.53	$1.59
Weighted-average common shares outstanding	313,925	277,228

SEMPRA ENERGY
Table A (Continued)
RECONCILIATION OF SEMPRA ENERGY ADJUSTED EARNINGS TO SEMPRA ENERGY GAAP EARNINGS (Unaudited)
Sempra Energy Adjusted Earnings and Adjusted Diluted Earnings Per Common Share (Adjusted EPS) exclude items (after the effects of income taxes and, if applicable, noncontrolling interests) in 2020 and 2019 as follows:
Three months ended March 31, 2020:
▪$(72) million from impacts associated with Aliso Canyon natural gas storage facility litigation at Southern California Gas Company (SoCalGas)
▪$(100) million equity losses at RBS Sempra Commodities LLP, which represents an estimate of our obligations to settle pending tax matters and related legal costs at our equity method investment at Parent and Other

Three months ended March 31, 2019:
Associated with holding the South American businesses for sale:
▪$(103) million income tax expense from outside basis differences in our South American businesses primarily related to the change in our indefinite reinvestment assertion from our decision in January 2019 to hold those businesses for sale
▪$10 million income tax benefit to reduce a valuation allowance against certain net operating loss (NOL) carryforwards as a result of our decision to sell our South American businesses
Sempra Energy Adjusted Earnings, Weighted-Average Common Shares Outstanding – Adjusted and Adjusted EPS are non-GAAP financial measures (GAAP represents accounting principles generally accepted in the United States of America). Because of the significance and/or nature of the excluded items, management believes that these non-GAAP financial measures provide a meaningful comparison of the performance of Sempra Energy’s business operations to prior and future periods. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods these non-GAAP financial measures to Sempra Energy GAAP Earnings, Weighted-Average Common Shares Outstanding – GAAP and GAAP EPS, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

	Pretax amount	Income tax (benefit) expense(1)	Earnings	Income tax expense (benefit)(1)	Earnings
(Dollars in millions, except per share amounts; shares in thousands)	Three months ended March 31, 2020			Three months ended March 31, 2019
Sempra Energy GAAP Earnings			$760		$441
Excluded items:
Impacts associated with Aliso Canyon litigation	$100	$(28)	72	$—	—
Losses from investment in RBS Sempra Commodities LLP	100	—	100	—	—
Associated with holding the South American businesses for sale:
Change in indefinite reinvestment assertion of basis differences in discontinued operations	—	—	—	103	103
Reduction in tax valuation allowance against certain NOL carryforwards	—	—	—	(10)	(10)
Sempra Energy Adjusted Earnings			$932		$534

Diluted EPS:
Sempra Energy GAAP Earnings for GAAP EPS(2)			$796		$441
Weighted-average common shares outstanding, diluted – GAAP			313,925		277,228
Sempra Energy GAAP EPS			$2.53		$1.59

Sempra Energy Adjusted Earnings for Adjusted EPS(2)(3)			$968		$560
Weighted-average common shares outstanding, diluted – Adjusted(3)			313,925		291,179
Sempra Energy Adjusted EPS			$3.08		$1.92

(1)
Except for adjustments that are solely income tax and tax related to outside basis differences, income taxes were primarily calculated based on applicable statutory tax rates. We did not record an income tax benefit for the equity losses from our investment in RBS Sempra Commodities LLP because, even though a portion of the liabilities may be deductible under United Kingdom tax law, it is not probable that the deduction will reduce United Kingdom taxes.

(2)
In the three months ended March 31, 2020, due to the dilutive effect of the mandatory convertible preferred stock, the numerator used to calculate GAAP EPS and Adjusted EPS includes an add-back of $36 million of mandatory convertible preferred stock dividends declared in that quarter.

(3)
In the three months ended March 31, 2019, the assumed conversion of the series A preferred stock and the series B preferred stock are antidilutive for GAAP Earnings, however, the series A preferred stock is dilutive for the higher Adjusted Earnings. As such, the series A preferred stock dividends of $26 million have been added back to the numerator and the dilutive effect of the series A preferred stock shares of 13,951 has been added to the denominator when calculating Adjusted EPS.

SEMPRA ENERGY
Table A (Continued)
RECONCILIATION OF SEMPRA ENERGY 2020 ADJUSTED EPS GUIDANCE RANGE TO SEMPRA ENERGY 2020 GAAP EPS GUIDANCE RANGE (Unaudited)
Sempra Energy 2020 Adjusted EPS Guidance Range of $6.70 to $7.50 excludes items (after the effects of income taxes and, if applicable, noncontrolling interests) as follows:
▪$(72) million from impacts associated with Aliso Canyon natural gas storage facility litigation at SoCalGas
▪$(100) million equity losses at RBS Sempra Commodities LLP, which represents an estimate of our obligations to settle pending tax matters and related legal costs at our equity method investment at Parent and Other
▪approximately $1.7 billion to $1.8 billion estimated after-tax gain on the sale of our South American businesses, net of approximately $1.2 billion of income tax expense, which was calculated primarily based on applicable statutory tax rates

Sempra Energy 2020 Adjusted EPS Guidance is a non-GAAP financial measure. Because of the significance and/or nature of the excluded items, management believes that this non-GAAP financial measure provides a meaningful comparison of the performance of Sempra Energy's business operations to prior and future periods. Sempra Energy 2020 Adjusted EPS Guidance should not be considered an alternative to Sempra Energy 2020 GAAP EPS Guidance. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles Sempra Energy 2020 Adjusted EPS Guidance Range to Sempra Energy 2020 GAAP EPS Guidance Range, which we consider to be the most directly comparable financial measure calculated in accordance with GAAP.

	Full-Year 2020
Sempra Energy GAAP EPS Guidance Range	$11.88	to	$13.02
Excluded items:
Impacts associated with Aliso Canyon litigation	0.24		0.24
Losses from investment in RBS Sempra Commodities LLP	0.34		0.34
Estimated gain on sale of South American businesses	(5.76)		(6.10)
Sempra Energy Adjusted EPS Guidance Range	$6.70	to	$7.50
Weighted-average common shares outstanding, diluted (millions)			295

SEMPRA ENERGY
Table B

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in millions)	March 31, 2020	December 31, 2019(1)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,247	$108
Restricted cash	23	31
Accounts receivable – trade, net	1,222	1,261
Accounts receivable – other, net	369	455
Due from unconsolidated affiliates	64	32
Income taxes receivable	120	112
Inventories	217	277
Regulatory assets	210	222
Greenhouse gas allowances	79	72
Assets held for sale in discontinued operations	566	445
Other current assets	307	324
Total current assets	5,424	3,339

Other assets:
Restricted cash	3	3
Due from unconsolidated affiliates	592	742
Regulatory assets	1,837	1,930
Nuclear decommissioning trusts	987	1,082
Investment in Oncor Holdings	11,619	11,519
Other investments	2,215	2,103
Goodwill	1,602	1,602
Other intangible assets	211	213
Dedicated assets in support of certain benefit plans	413	488
Insurance receivable for Aliso Canyon costs	511	339
Deferred income taxes	265	155
Greenhouse gas allowances	515	470
Right-of-use assets – operating leases	592	591
Wildfire fund	385	392
Assets held for sale in discontinued operations	3,364	3,513
Other long-term assets	691	732
Total other assets	25,802	25,874
Property, plant and equipment, net	37,067	36,452
Total assets	$68,293	$65,665
(1) Derived from audited financial statements.

SEMPRA ENERGY
Table B (Continued)

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in millions)	March 31, 2020	December 31, 2019(1)
	(unaudited)
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$5,742	$3,505
Accounts payable – trade	1,038	1,234
Accounts payable – other	163	179
Due to unconsolidated affiliates	8	5
Dividends and interest payable	548	515
Accrued compensation and benefits	264	476
Regulatory liabilities	444	319
Current portion of long-term debt and finance leases	2,079	1,526
Reserve for Aliso Canyon costs	284	9
Greenhouse gas obligations	79	72
Liabilities held for sale in discontinued operations	538	444
Other current liabilities	990	866
Total current liabilities	12,177	9,150

Long-term debt and finance leases	20,198	20,785

Deferred credits and other liabilities:
Due to unconsolidated affiliates	263	195
Pension and other postretirement benefit plan obligations, net of plan assets	1,085	1,067
Deferred income taxes	2,466	2,577
Deferred investment tax credits	21	21
Regulatory liabilities	3,533	3,741
Asset retirement obligations	2,945	2,923
Greenhouse gas obligations	348	301
Liabilities held for sale in discontinued operations	1,006	1,052
Deferred credits and other	2,136	2,048
Total deferred credits and other liabilities	13,803	13,925
Equity:
Sempra Energy shareholders’ equity	20,117	19,929
Preferred stock of subsidiary	20	20
Other noncontrolling interests	1,978	1,856
Total equity	22,115	21,805
Total liabilities and equity	$68,293	$65,665
(1) Derived from audited financial statements.

SEMPRA ENERGY
Table C

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
(Dollars in millions)	2020	2019
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$947	$518
Less: (Income) loss from discontinued operations, net of income tax	(80)	42
Income from continuing operations, net of income tax	867	560
Adjustments to reconcile net income to net cash provided by operating activities	175	313
Intercompany activities with discontinued operations, net	—	31
Net change in other working capital components	217	169
Insurance receivable for Aliso Canyon costs	(172)	(16)
Changes in other noncurrent assets and liabilities, net	163	(199)
Net cash provided by continuing operations	1,250	858
Net cash provided by discontinued operations	68	93
Net cash provided by operating activities	1,318	951

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(1,010)	(783)
Expenditures for investments and acquisitions	(86)	(94)
Proceeds from sale of assets	5	327
Purchases of nuclear decommissioning trust assets	(552)	(225)
Proceeds from sales of nuclear decommissioning trust assets	552	225
Advances to unconsolidated affiliates	(30)	—
Repayments of advances to unconsolidated affiliates	—	3
Intercompany activities with discontinued operations, net	(3)	—
Other	8	7
Net cash used in continuing operations	(1,116)	(540)
Net cash used in discontinued operations	(65)	(70)
Net cash used in investing activities	(1,181)	(610)

CASH FLOWS FROM FINANCING ACTIVITIES
Common dividends paid	(269)	(232)
Preferred dividends paid	(36)	(36)
Issuances of common stock	11	11
Repurchases of common stock	(57)	(14)
Issuances of debt (maturities greater than 90 days)	1,619	304
Payments on debt (maturities greater than 90 days) and finance leases	(1,433)	(837)
Increase in short-term debt, net	2,127	497
Advances from unconsolidated affiliates	64	—
Purchases of noncontrolling interests	(16)	(26)
Intercompany activities with discontinued operations, net	(2)	(2)
Other	(5)	(1)
Net cash provided by (used in) continuing operations	2,003	(336)
Net cash provided by (used in) discontinued operations	111	(45)
Net cash provided by (used in) financing activities	2,114	(381)

Effect of exchange rate changes in continuing operations	(6)	—
Effect of exchange rate changes in discontinued operations	(8)	1
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(14)	1

Increase (decrease) in cash, cash equivalents and restricted cash, including discontinued operations	2,237	(39)
Cash, cash equivalents and restricted cash, including discontinued operations, January 1	217	246
Cash, cash equivalents and restricted cash, including discontinued operations, March 31	$2,454	$207

SEMPRA ENERGY
Table D

SEGMENT EARNINGS (LOSSES) AND CAPITAL EXPENDITURES, INVESTMENTS AND ACQUISITIONS

	Three months ended March 31,
(Dollars in millions)	2020	2019
	(unaudited)
Earnings (Losses) Attributable to Common Shares
SDG&E	$262	$176
SoCalGas	303	264
Sempra Texas Utilities	105	94
Sempra Mexico	191	57
Sempra Renewables	—	13
Sempra LNG	75	5
Parent and other	(248)	(117)
Discontinued operations	72	(51)
Total	$760	$441

	Three months ended March 31,
(Dollars in millions)	2020	2019
	(unaudited)
Capital Expenditures, Investments and Acquisitions
SDG&E	$402	$356
SoCalGas	388	324
Sempra Texas Utilities	86	56
Sempra Mexico	170	85
Sempra LNG	47	56
Parent and other	3	—
Total	$1,096	$877

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended March 31,
	2020	2019
UTILITIES
SDG&E and SoCalGas
Gas sales (Bcf)(1)	129	139
Transportation (Bcf)(1)	148	144
Total deliveries (Bcf)(1)	277	283

Total gas customer meters (thousands)	6,933	6,894

SDG&E
Electric sales (millions of kWhs)(1)	3,460	3,582
Direct Access and Community Choice Aggregation (millions of kWhs)	769	840
Total deliveries (millions of kWhs)(1)	4,229	4,422

Total electric customer meters (thousands)	1,475	1,460

Oncor(2)
Total deliveries (millions of kWhs)	30,420	30,112
Total electric customer meters (thousands)	3,703	3,639

Ecogas
Natural gas sales (Bcf)	1	1
Natural gas customer meters (thousands)	135	124

ENERGY-RELATED BUSINESSES
Power generated and sold
Sempra Mexico
Termoeléctrica de Mexicali (TdM) (millions of kWhs)	826	1,137
Wind and solar (millions of kWhs)(3)	422	245

(1)	Includes intercompany sales.
(2)	Includes 100% of the electric deliveries and customer meters of Oncor Electric Delivery Company LLC (Oncor), in which we hold an indirect 80.45% interest at March 31, 2020 and an indirect 80.25% interest at March 31, 2019.
(3)	Includes 50% of the total power generated and sold at the Energía Sierra Juárez wind power generation facility, in which Sempra Energy has a 50% ownership interest. Energía Sierra Juárez is not consolidated within Sempra Energy, and the related investment is accounted for under the equity method.